Exhibit 99.1

TripAdvisor Reports First Quarter 2014 Financial Results

NEWTON, MA, May 6, 2014 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel website*, today announced financial results for the first quarter ended March 31, 2014.

—	Total revenue of $281 million, up 32% quarter-over-quarter and up 22% year-over-year.
—	Net income of $68 million, or $0.47 per diluted share, up 240% quarter-over-quarter and up 10% year-over-year.
—	Non-GAAP net income of $80 million, or $0.54 per diluted share, up 167% quarter-over-quarter and up 10% year-over-year.
—	Adjusted EBITDA of $122 million, or 43% of revenue, up 135% quarter-over-quarter and up 12% year-over-year.
—	Cash flow from operating activities of $109 million, or 39% of revenue, up 54% quarter-over-quarter and up 148% year-over-year.
—	Free cash flow of $89 million, or 32% of revenue, up 62% quarter-over-quarter and up 154% year-over-year.
—	TripAdvisor enters the international restaurant reservation space by entering into exclusivity to acquire La Fourchette.

“2014 is off to a great start as we reinforce our leadership position in travel, making the TripAdvisor experience even better for users and partners alike,” said Steve Kaufer, President and CEO of TripAdvisor. “We eclipsed 150 million traveler reviews and opinions on more than four million businesses around the globe and it’s our valuable content that helps users choose their accommodations, pick where to eat, and decide what to do while they are on a trip.  With more than a quarter of a billion monthly visitors on our site each month and record user engagement on mobile, we are focused on reducing friction and delighting users throughout all phases of travel planning and trip-taking.”

Discussion of First Quarter 2014 Results

Revenue for the first quarter of 2014 was $281 million, an increase of $51 million, or 22%, compared to the first quarter of 2013.

—

Click-based advertising – Revenue from click-based advertising totaled $207 million for the first quarter of 2014, an increase of 16% compared to the first quarter of 2013. Click-based advertising revenue represented 74% of total revenue in the first quarter of 2014, compared to 78% in the first quarter of 2013.

—

Display-based advertising – Revenue from display-based advertising totaled $32 million for the first quarter of 2014, an increase of 28% compared to the first quarter of 2013. Display-based advertising revenue represented 11% of total revenue in the first quarter of 2014, compared to 11% in the first quarter of 2013.

—

Subscription, transaction and other – Revenue from subscription, transaction and other totaled $42 million for the first quarter of 2014, an increase of 62%, compared to the first quarter of 2013. Subscription, transaction and other revenue represented 15% of total revenue in the first quarter of 2014, compared to 11% in the first quarter of 2013.

For the first quarter of 2014, revenue from North America grew 20% year-over-year to $146 million, representing 52% of total revenue. Revenue from the Europe, Middle East and Africa region grew 27% year-over-year to $90 million, representing 32% of total revenue. Revenue from the Asia-Pacific region grew 30% year-over-year to $35 million, representing 12% of total revenue. Revenue from the Latin America region was flat year-over-year at $10 million, representing 4% of total revenue. International revenue was 51% of total revenue during the first quarter of 2014, up from 50% in the first quarter of 2013. Click-based advertising revenue by geography is based on the geographic location of our websites.

GAAP net income for the first quarter of 2014 was $68 million, or $0.47 per diluted share, compared to GAAP net income of $62 million, or $0.43 per diluted share, for the first quarter of 2013.

Non-GAAP net income for the first quarter of 2014 was $80 million, or 0.54 per diluted share, compared to non-GAAP net income of $73 million, or $0.50 per diluted share, for the first quarter of 2013.

Adjusted EBITDA for the first quarter of 2014 was $122 million, and Adjusted EBITDA margin was 43%, compared to Adjusted EBITDA of $109 million and Adjusted EBITDA margin of 47% for the first quarter of 2013.

Cash flow from operating activities for the first quarter 2014 was $109 million, an increase of $65 million, or 148%, compared to the first quarter of 2013.

As of March 31, 2014, cash and cash equivalents and short and long term marketable securities were $745 million, up $75 million since December 31, 2013.

TripAdvisor had 2,102 employees as of March 31, 2014, up from 1,632 at March 31, 2013 and 2,017 employees at December 31, 2013.

In the company’s earnings release and the related conference call or webcast, TripAdvisor may use or discuss non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating expenses and free cash flow, which are defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission, or SEC. Please refer to the section below entitled “Use of Non-GAAP Financial Measures” for definitions of these non-GAAP financial measures and the financial schedules attached to this press release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

Other First Quarter 2014 and Recent Business Highlights

—

TripAdvisor averaged nearly 260 million monthly unique visitors** during the quarter ended March 31, 2014. At approximately 10% of the world’s monthly unique visitors in online travel during the quarter, TripAdvisor remains the largest travel website in the world.*

—

TripAdvisor eclipsed 150 million reviews and opinions on more than 4.0 million places to stay, places to eat and things to do – including more than 810,000 hotels and accommodations and approximately 600,000 vacation rentals, 2.2 million restaurants and 420,000 attractions in 140,000 destinations throughout the world.

—	TripAdvisor launched localized versions of its website in New Zealand, Philippines, South Africa, and Vietnam bringing its total points of sale to 39.
—

TripAdvisor’s mobile audience grew to more than 44% of total traffic including more than 110 million average unique monthly visitors via smartphone and tablet devices during the quarter, according to company log files.  This includes a record of more than 125 million visitors via tablet or phone in March.

—

TripAdvisor’s family of mobile apps – including TripAdvisor, TripAdvisor City Guides (offline access), Jetsetter (hotel flash sale), SeatGuru (air), and GateGuru (air) – reached more than 100 million downloads, up nearly 170% year-over-year. According to data from Distimo, a global leader in business intelligence and app market data, TripAdvisor is now the most popular travel app based on total App Store downloads***. TripAdvisor also recently launched its new hotel booking feature, Instant Booking, on Android and mobile web browsers.

—	TripAdvisor added Extended Stay America as well as the Oberoi Group and ITC Hotels, two of India’s leading hotel brands, as new Business Listings customers.
—	TripAdvisor’s free Review Express product has been used by 47,000 hospitality businesses, including 30,000 small to medium-sized hotels and bed & breakfasts, since its May 2013 launch.
—

Subsequent to the end of the quarter, TripAdvisor entered into an exclusivity agreement to acquire leading online restaurant reservation site, La Fourchette (www.lafourchette.com).  The company also acquired vacation rental business, Vacation Home Rentals (www.vacationhomerentals.com) and travel expert network, Tripbod (www.tripbod.com).

Conference Call

TripAdvisor will host a conference call today, May 6, 2014 at 4:30 p.m., Eastern Time, to discuss TripAdvisor’s first quarter 2014 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 19524617) until May 13, 2014 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor ® is the world’s largest travel site*, enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor branded sites make up the largest travel community in the world, reaching nearly 260 million unique monthly visitors ** and more than 150 million reviews and opinions covering more than 4.0 million accommodations, restaurants and attractions. The sites operate in 39 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to millions of monthly TripAdvisor visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 22 other travel media brands: www.airfarewatchdog.com , www.bookingbuddy.com , www.cruisecritic.com , www.everytrail.com , www.familyvacationcritic.com , www.flipkey.com , www.gateguru.com , www.holidaylettings.co.uk , www.holidaywatchdog.com , www.independenttraveler.com , www.jetsetter.com , www.niumba.com , www.onetime.com , www.oyster.com , www.seatguru.com , www.smartertravel.com , www.tingo.com , www.travelpod.com , www.tripbod.com , www.vacationhomerentals.com , www.virtualtourist.com , and www.kuxun.cn.

*	comScore Media Metrix for TripAdvisor Sites, Q1 2014
**	Google Analytics, average monthly unique users, Q1 2014; does not include traffic to daodao.com
***	Distimo study of mobile app downloads in the travel sector for the period of January 1, 2012 to March 31, 2014, based on downloads and device installs.

© 2014 TripAdvisor, Inc. All rights reserved.

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenue	$281	$213	$230

Costs and expenses:
Cost of revenue	8	5	4
Selling and marketing (1)	101	108	79
Technology and content (1)	38	36	29
General and administrative (1)	26	25	23
Depreciation	10	9	6
Amortization of intangible assets	2	2	1
Total costs and expenses:	185	185	142
Operating income	96	28	88
Total other expense, net	(2)	(2)	(4)
Income before income taxes	94	26	84
Provision for income taxes	(26)	(6)	(22)
Net income	$68	$20	$62

Earnings per share attributable to common stockholders:
Basic	$0.48	$0.14	$0.44
Diluted	$0.47	$0.14	$0.43

Weighted average common shares outstanding:
Basic	142	142	143
Diluted	146	145	145

(1) Includes stock-based compensation as follows:

Selling and marketing	$3	$3	$2
Technology and content	$6	$5	$7
General and administrative	$5	$5	$5

TripAdvisor, Inc.

Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$319	$351
Short-term marketable securities	142	131
Accounts receivable, net of allowance for doubtful accounts of $3 and $3 at March 31, 2014 and December 31, 2013, respectively	151	113
Income taxes receivable	12	14
Deferred income taxes, net	5	5
Prepaid expenses and other current assets	16	16
Total current assets	645	630
Long-term assets:
Long-term marketable securities	284	188
Property and equipment, net	114	82
Deferred income taxes, net	1	1
Other long-term assets	19	18
Intangible assets, net	50	52
Goodwill	502	502
TOTAL ASSETS	$1,615	$1,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11	$10
Deferred merchant payables	63	30
Deferred revenue	58	44
Credit facility borrowings	31	28
Borrowings, current	40	40
Taxes payable	9	5
Accrued expenses and other current liabilities	81	86
Total current liabilities	293	243
Deferred income taxes, net	15	13
Other long-term liabilities	73	52
Borrowings, net of current portion	290	300
Total Liabilities	671	608

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	-	-
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 131,972,013 and 131,537,798
Shares outstanding: 129,851,304 and 129,417,089
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	618	608
Retained earnings	470	402
Accumulated other comprehensive loss	1	-
Treasury stock-common stock, at cost, 2,120,709 and 2,120,709 shares, March 31, 2014 and December 31, 2013, respectively	(145)	(145)
Total Stockholders’ Equity	944	865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,615	$1,473

TripAdvisor, Inc.

Consolidated Statement of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Operating activities:
Net income	$68	$20	$62
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	10	9	6
Stock-based compensation	14	13	14
Amortization of intangible assets	2	2	1
Amortization of discounts and premiums on marketable securities, net	1	1	1
Deferred tax expense (benefit)	1	6	(3)
Excess tax benefits from stock-based compensation	(11)	(4)	(1)
Other, net	1	-	2
Changes in operating assets and liabilities, net of effects from acquisitions:	23	24	(38)
Net cash provided by operating activities	109	71	44

Investing activities:
Acquisitions, net of cash acquired	-	(3)	(1)
Capital expenditures, including internal-use software and website development	(20)	(16)	(9)
Purchases of marketable securities	(203)	(57)	(214)
Sales of marketable securities	52	51	14
Maturities of marketable securities	44	45	31
Net cash (used in) provided by investing activities	(127)	20	(179)

Financing activities:
Repurchase of common stock	-	(8)	-
Proceeds from credit facilities	5	2	4
Payments to credit facilities	(3)	-	(15)
Principal payments on long-term debt	(10)	(10)	(10)
Proceeds from exercise of stock options	2	3	6
Payment of minimum withholding taxes on net share settlements of equity awards	(18)	(4)	(5)
Excess tax benefits from stock-based compensation	11	4	1
Payments on construction in-process related to build to suit lease obligations	(1)	(2)	-
Net cash used in financing activities	(14)	(15)	(19)
Effect of exchange rate changes on cash and cash equivalents	-	(1)	(2)
Net (decrease) increase in cash and cash equivalents	(32)	75	(156)
Cash and cash equivalents at beginning of period	351	276	368
Cash and cash equivalents at end of period	$319	$351	$212

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow, which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets and non-recurring expenses, net of related tax effects.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP weighted average diluted shares outstanding, which included dilution from options per the treasury stock method and include all weighted average shares relating to RSUs in shares outstanding for Non-GAAP net income per diluted share.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other (income) expense, net; (3) depreciation of property and equipment, including internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation; and (6) non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations, such as non-recurring expenses or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimates of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “non-GAAP Selling and Marketing”, “non-GAAP Technology and Content” and “non-GAAP General and Administrative” expenses as GAAP Selling and Marketing, GAAP Technology and Content and GAAP General and Administrative expenses, respectively, before stock-based compensation expense.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare TripAdvisor’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Non-GAAP operating expenses:
GAAP Selling and marketing	$101	$108	$79
Subtract: Stock-based compensation expense	3	3	2
Non-GAAP Selling and marketing	$98	$105	$77

GAAP Technology and content	$38	$36	$29
Subtract: Stock-based compensation expense	6	5	7
Non-GAAP Technology and content	$32	$31	$22

GAAP General and administrative	$26	$25	$23
Subtract: Stock-based compensation expense	5	5	5
Non-GAAP General and administrative	$21	$20	$18

Non-GAAP net income and net income per share:
GAAP net income	$68	$20	$62
Add: Stock based compensation expense	14	13	14
Add: Amortization of intangible assets	2	2	1
Subtract: Income tax effect of Non-GAAP adjustments (1)	4	5	4
Non-GAAP net income	$80	$30	$73

GAAP diluted shares	145,665	145,280	144,655
Add: Additional restricted stock units	847	749	412
Non-GAAP diluted shares	146,512	146,029	145,067

GAAP net income per diluted share	$0.47	$0.14	$0.43
Non-GAAP net income per diluted share	0.54	0.21	0.50

Adjusted EBITDA:
Net Income	$68	$20	$62
Add: Provision for income taxes	26	6	22
Add: Other expense, net	2	2	4
Add: Depreciation and amortization of intangible assets	12	11	7
Add: Stock-based compensation	14	13	14
Adjusted EBITDA	$122	$52	$109

Divide by:
Revenue	$281	$213	$230
Adjusted EBITDA margin	43.4%	24.4%	47.4%

Free Cash Flow:
Net cash provided by operating activities	$109	$71	$44
Subtract: Capital expenditures	20	16	9
Free cash flow	$89	$55	$35

(1)	Represents the reduction in the income tax benefit recorded for all periods presented based on our effective tax rate, adjusted for non-GAAP items.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 670.6575

uspr@tripadvisor.com